                            ARTICLES OF INCORPORATION

                                       OF

                            GROUX DISTRIBUTION, INC.

                                        I

            The name of this corporation is GROUX DISTRIBUTION, INC.

                                       II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                  The name and address in the State of California of this corporation's initial agent for service of process is:

                           S. Lee Hancock
                           18400 Von Karman, Fourth Floor
                           Irvine, California  92715-1597

                                       IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one hundred thousand (100,000).

                                        V

                  The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

                  This corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by said Section 317, for breach of duty to the corporation and its shareholders, under any bylaw, agreement, vote of shareholders or










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disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby pursuant to paragraph (11) of subdivision (a) of
Section 204 of the California General Corporation Law.

DATED:  January 15, 1990

                                                  /s/ S.Lee Hancock
                                                  ----------------------------
                                                  S. LEE HANCOCK, Incorporator


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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

                  ROBERT J. GROUX and WILLIAM G. GROUX hereby certify that:

                  1. They are the President and the Secretary, respectively, of GROUX DISTRIBUTION, INC., a California corporation (the "Corporation").

                  2. Article I of the Articles of Incorporation of this Corporation is hereby amended to read as follows:

                                       "I

                  The name of this corporation is GROUX BEVERAGE
                  CORPORATION."

                  3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 18,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated:  As of March 22, 1994

                                               /s/ Robert J. Groux
                                               --------------------------
                                               Robert J. Groux, President


                                               /s/ William G. Groux
                                               ---------------------------
                                               William G. Groux, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                  ALAN R. KOSS hereby certifies that:

                  1. He is the President and the Secretary of GROUX BEVERAGE CORPORATION, a California corporation (the "Corporation").

                  2. Article I of the Articles of Incorporation of this Corporation is hereby amended to read as follows:

                                       "I

                  The name of this corporation is SNAPPLE DISTRIBUTORS OF ORANGE COUNTY, INC."

                  3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 18,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

                  I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my knowledge.

Dated: As of September __, 1994

                                                     /s/ Alan R. Koss
                                                     -----------------------
                                                     Alan R. Koss, President


                                                     /s/ Alan R. Koss
                                                     -----------------------
                                                     Alan R. Koss, Secretary









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








                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                  SNAPPLE DISTRIBUTORS OF ORANGE, COUNTY, INC.

                                *****************

                  We, W. Stephen Perry and Marcia S. Laz, the Vice President and Assistant Secretary of Snapple Distributors of Orange County, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

                  1. That they are the Vice President and the Assistant Secretary, respectively, of Snapple Distributors of Orange County, Inc., a California corporation.

                  2. That an amendment to the Articles of Incorporation of this corporation has been approved by the board of directors.

                  3. The amendment so approved by the board of directors is as follows:

                  Article I of the articles of incorporation of this corporation is amended to read as follows:

                                       "I

                  The name of this corporation is PACIFIC SNAPPLE DISTRIBUTORS, INC."

                  4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

                  5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:










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

                                  Number of Shares
                                outstanding entitled
                                   to vote or give            Minimum percentage vote
       Designation                 written consent              required to approve
       -----------              --------------------          -----------------------
Common Stock                           18,000                  More than 50 percent


                  Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Chicago, Illinois on December 6, 1995.

                                                     /s/ W.Stephen Perry
                                                     --------------------
                                                     Vice President
                                                     W. Stephen Perry


                                                     /s/ Marcia S. Laz
                                                     --------------------
                                                     Assistant Secretary
                                                     Marcia S. Laz


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